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                                                                     EXHIBIT 4.3

                                     BYLAWS
                                       OF
                                 ChemFirst Inc.
                  as amended November 24, 1998 and May 21, 2002

                           ARTICLE I. PRINCIPAL OFFICE

     The principal office of the corporation in the State of Mississippi shall be located in the City of Jackson, County of Hinds. The corporation may have such other offices, either within or without the State of Mississippi, as the board of directors may designate or as the business of the corporation may require from time to time.

                            ARTICLE II. SHAREHOLDERS

     SECTION 1. Annual Meeting. (a) The annual meeting of the shareholders shall be held on each year upon such date as may be determined by the directors, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting.

     (b) If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

     SECTION 2. Special Meetings. The corporation shall hold a special meeting of shareholders (1) on call of its board of directors or the chief executive officer; or (2) unless the articles of incorporation provide otherwise, if the holders of at least twenty percent (20%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. If not otherwise fixed under applicable law, the record date for determining shareholders entitled to demand a special meeting shall be the date the first shareholder signs the demand.

     SECTION 3. Place of Meeting. The board of directors may designate any place, either within or without the State of Mississippi, for any annual meeting or for any special meeting of shareholders. Unless the notice of the meeting states otherwise, shareholders' meetings shall be held at the corporation's principal office.

     SECTION 4. Notice of Meeting. (a) The corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting no fewer than ten (10) nor more than sixty (60) days before the meeting date. Unless applicable law or the articles of incorporation require otherwise, the corporation shall give notice only to shareholders entitled to vote at the meeting.

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     (b) Unless applicable law or the articles of incorporation require otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting shall be called. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders' meeting.

     (c) Unless these bylaws require otherwise, if an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is or must be fixed under applicable law or Article II,
Section 8 of these bylaws, however, notice of the adjourned meeting must be given under this section to persons who are shareholders as to the new record date.

     SECTION 5. Notice of Shareholder Nominations of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election by the shareholders as directors of the corporation, except as may be otherwise provided in the articles of incorporation of the corporation. Nominations of persons for election to the board of directors may be made at any annual meeting of shareholders (a) by or at the direction of the board of directors (or any duly authorized committee thereof) or (b) by any shareholder of the corporation (i) who is a shareholder of record on the date of such shareholder's giving of the notice provided for in this Section 5 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 5.

     In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation.

     To be timely, a shareholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred thirty (130) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the fifth (5th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

     To be in proper written form, a shareholder's notice to the secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or

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other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee, consenting to being named as a nominee and to serving as a director if elected.

     No person shall be eligible for election by the shareholders as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 5. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     SECTION 6. Notice of Shareholder Proposals of Business. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the board of directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the corporation (i) who is a shareholder of record on the date of such shareholder's giving of the notice provided for in this Section 6 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 6.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation.

     To be timely, a shareholder's notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred thirty (130) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the fifth (5th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made,

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whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above.

     To be in proper written form, a shareholder's notice to the secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 6; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 6 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

     SECTION 7. Definition. For purposes of Sections 5 and 6 of this Article II, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     SECTION 8. Closing of Transfer Books or Fixing of Record Date. The board of directors of the corporation may fix the record date for one or more voting groups in order to determine shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action. A record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. If not otherwise fixed, the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders' meeting shall be the day before the first notice is delivered to shareholders. If the board of directors does not fix, or delegate the fixing of, the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares), it shall be the date the board of directors authorizes the distribution. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting shall be effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

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     SECTION 9.  Voting Lists. (a) After fixing a record date for any shareholder meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each shareholder.

     (b) The shareholders' list must be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or his attorney, shall be entitled on written demand to inspect and, subject to the requirements of applicable law, copy the list during regular business hours and at his expense, during the period it shall be available for inspection. The corporation shall make the shareholders' list available at the meeting, and any shareholder, his agent or his attorney, shall be entitled to inspect the list at any time during the meeting or any adjournment.

     SECTION 10. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or applicable law impose other quorum requirements, a majority of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, shall constitute a quorum of that voting group for action on that matter. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice except as may be required by Section 4 of this Article or by applicable law. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

     SECTION 11. Proxies. (a) A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy shall be effective when received by the secretary or other officer or agent authorized to tabulate votes of the corporation. An appointment shall be valid for 11 months unless a longer period is expressly provided in the appointment form. An appointment of a proxy shall be revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment shall be coupled with an interest. Appointments coupled with an interest include the appointment of (1) a pledgee;
(2) a person who purchased or agreed to purchase the shares; (3) a creditor of the corporation who extended it credit under terms requiring the appointment;
(4) an employee of the corporation whose employment contract requires the appointment; or (5) a party to a voting agreement created under applicable law.

     (b) The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity shall be received by the secretary or other officer or agent authorized to tabulate votes before the proxy

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exercises his authority under the appointment. An appointment made irrevocable because it is coupled with an interest shall be revoked when the interest with which it is coupled is extinguished. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if he did not know of its existence when he acquired the shares and the existence of the irrevocable appointment was not noted conspicuously on the certificate representing the shares or on the information statement for shares without certificates.

     (c) Subject to applicable law and to any express limitation on the proxy's authority appearing on the face of the appointment form, the corporation shall be entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.

     SECTION 12. Voting of Shares. Except as provided below or unless the articles of incorporation provide otherwise, and subject to the provisions of
Section 14 of this Article, each outstanding share shall be entitled to one (1) vote on each matter voted on at a shareholders' meeting. If a quorum exists, action on a matter (other than the election of directors) by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or applicable law require a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     SECTION 13. Voting of Shares by Certain Holders. (a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     (b) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

     (c) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     SECTION 14. Shares Held by Nominees. The corporation may establish a procedure by which the beneficial owner of shares that are registered in the name of a nominee shall be recognized by the corporation as the shareholder. The extent of this recognition may be determined in such procedure. The procedure may set forth, among other things: (1) the types of nominees to which it applies; (2) the rights or privileges that the corporation recognizes in a beneficial owner; (3) the manner in which the procedure shall be selected by the nominee; (4) the

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information that must be provided when the procedure is selected; (5) the period for which selection of the procedure shall be effective; and (6) other aspects of the rights and duties created.

     SECTION 15. Corporation's Acceptance of Votes. (a) If the name signed on a vote, consent, waiver or proxy appointment corresponds to the name of the shareholder, the corporation, if acting in good faith, shall be entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder.

     (b) If the name signed on a vote, consent, waiver or proxy appointment does not correspond to the name of its shareholder, the corporation, if acting in good faith, shall nevertheless be entitled to accept the vote, consent, waiver or proxy appointment and give it effect as the act of the shareholder if: (1) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity; (2) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment; (3) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver or proxy appointment; (4) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver or proxy appointment; and
(5) two or more persons are the shareholders as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all the co-owners.

     (c) The corporation shall be entitled to reject a vote, consent, waiver or prior appointment if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

                         ARTICLE III. BOARD OF DIRECTORS

     SECTION 1. General Powers. The management of the affairs, property, and business of the corporation shall be vested in a board of directors, who shall be chosen as hereinafter set forth and who shall hold office until their successors are elected and qualify or until their earlier death, resignation, retirement, or removal. Within six months after first becoming a director (or, if such director is precluded by applicable regulation or law from so during such six months, as soon as possible thereafter), each director shall be a shareholder, and a subsequent transfer by a director of all of his stock in the corporation shall operate as a resignation of his office. In addition to the powers and authorities granted by these bylaws and the articles of incorporation expressly conferred upon it, the board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the articles of incorporation or by these bylaws required to be exercised or done by the shareholders.

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     SECTION 2. Governance. The board of directors will adopt corporate governance guidelines to set forth policies and procedures to organize themselves and oversee operation of the corporation. These guidelines shall be adopted, as well as amended or modified, only by the affirmative vote of not less than two-thirds (2/3) of all directors, except that the affirmative vote of not less than four-fifths (4/5) of all directors shall be required to amend, modify, add to or delete from any guideline which directly relates to a matter which, under these bylaws, would require not less than a four-fifths (4/5) vote of the directors to amend, modify, add to or delete therefrom.

     SECTION 3. Election, Number and Resignation. (a) The directors of the corporation shall be divided into three groups which shall be as nearly equal in number as may be possible. At each annual shareholders' meeting, the successors of the group of directors whose terms expire in that year shall be elected to hold office for a full term of three (3) years (subject to retirement and resignation as required by Subsection (c)), so that the term of office of one group of directors shall expire each year; provided, however, that the term of office of the directors of each group shall continue until the election and qualification of the successors to the directors of such group. After the division of directors into groups, any additional directors who may be elected as herein provided shall be assigned to the various groups so as to maintain the number in each group as nearly equal as possible.

     (b) Effective May 21, 2002, the board of directors shall consist of ten
(10) persons. Directors who change employment or retire or become disabled will offer a written resignation as a result of such event to the Committee on Director Affairs (or successor committee) which will make a recommendation with respect to continued service to the board of directors for action.

     (c) Each director who was, on August 22, 1995, a director of First Mississippi Corporation and who had completed less than nine (9) consecutive years of service on the board of First Mississippi Corporation on that date will offer a written resignation upon the completion of nine (9) consecutive years of service on either the board of First Mississippi Corporation or the corporation if under age sixty-five (65) at that time. In addition, all such directors who were under age sixty-five (65) on August 22, 1995 will offer a written resignation upon reaching age sixty-five (65). All other directors will offer resignations upon completion of nine (9) consecutive years of service on either the board of directors of First Mississippi Corporation or the corporation prior to age of sixty-five (65) and again upon reaching age sixty-five (65). In each case, the Committee on Directors Affairs (or successor committee) will make a recommendation with respect to continued service to the board of directors for action. Directors will retire at age seventy (70), unless asked by the board of directors to serve longer. For purposes of determining whether a director has served for nine (9) consecutive years, time served as a director of First Mississippi Corporation will be added to the time served as a director of the corporation.

     SECTION 4. Vacancies. All vacancies on the board of directors, whether caused by resignation, death, increase in the number of directors, or otherwise, shall be filled by election by the board of directors. Each such director elected shall hold office until his resignation,

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retirement or death or until his term expires and his successor is elected and qualified.

     SECTION 5. Regular Meetings. Regular meetings of the board of directors may be held at the principal office of the corporation or at such other place or places, within or without the State of Mississippi, as the board of directors may from time to time designate, and at such meetings any and all business of the corporation may be transacted without the necessity of stating in the call the matters to be considered. If, in the opinion of the chairman of the board of directors or the chief executive officer, there exists a reason to do so, the board of directors or any committee of the board of directors may meet via a telephone conference hook-up (or similar electronic means in which all participants can hear each other). All business presented and discussed at said telephone meeting shall be set forth in the minutes of said meeting, and the minutes shall be mailed to all directors as soon as possible following said meeting. Any director who is unable to attend a board of directors or committee meeting in person may participate by means of telephone hook-up (or similar electronic means in which all participants can hear each other) and such participation shall constitute his presence in person at such meeting.

     SECTION 6. Special Meetings. Special meetings of the board of directors may be called at any time by the chairman of the board or chief executive officer or by two-thirds (2/3) of the number of directors specified in Section 3(b) of this Article to be held at the principal office of the corporation or at such other place within or without the State of Mississippi, as may be designated in such call, and at such meetings any and all business of the corporation may be transacted without the necessity of stating in the call the matters to be considered. The provisions of Section 5 of this Article regarding telephone conference hook-up and telephone attendance at regular meetings shall also apply to special meetings.

     SECTION 7. Notice of Board Meetings. Notice of all meetings of the board of directors shall be given in writing to each director by not less than two (2) days' service of the same by delivery in person, by telegraph, teletype, or other form of wire or wireless communication, or by not less than five (5) days' service of the same by letter; provided, however, if the chairman of the board or the chief executive officer or two-thirds (2/3) of the number of directors specified in Section 3(b) of this Article determines that circumstances require the board of directors to meet on less than two days' notice, then a meeting may be held on lesser (but in no event less than eight (8) hours') notice, if each director is notified of the time and place of such meeting by at least one of the following means: (1) orally, whether in person or by a telephone conversation in which the director personally participates; or (2) in a writing actually received by such director, which is delivered to him in person, by telegraph, teletype or other form of wire or wireless communication, or private carrier. For the purpose of this preceding sentence, a written notice is deemed to have been "actually received" by a director if it is delivered to his designated address as it appears in the books of the corporation during normal business hours at least eight (8) hours before the time for the meeting. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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     SECTION 8.  Quorum. A quorum at all meetings of the board of directors shall consist of a majority of the whole board. Unless otherwise provided by law, by the articles of incorporation or by these bylaws, the act of the majority of the directors at a meeting at which a quorum is present shall be the act of the board of directors, except for the following: (a) the affirmative vote of not less than two-thirds (2/3) of all directors shall be required to approve any plan of merger, consolidation or reorganization and to recommend to the shareholders any merger, consolidation or reorganization of the corporation into or with any other corporation, domestic or foreign, (b) the affirmative vote of not less than two-thirds (2/3) of all directors shall be required to modify, add to or delete from these bylaws, and (c) the affirmative vote of not less than four-fifths (4/5) of all directors shall be required to amend, modify or delete Section 3 of this Article or this clause (c) of this Section 8.

     SECTION 9. Committees. Standing or temporary committees will be appointed from its own number by the board of directors from time to time, and the board of directors may from time to time invest such committees with such powers as it may see fit, subject to such conditions or restrictions as may be prescribed by law or by such board.

     SECTION 10. Compensation. Directors shall be paid such compensation as shall be fixed by resolution of the board of directors. In addition, a fixed per diem plus expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors or for attending committee meetings or for performing special services at the request of the chief executive officer. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor; however, the number of active employee directors will be limited to one.

                              ARTICLE IV. OFFICERS

     SECTION 1. Chairman of the Board. (a) The officers of the corporation shall be a chairman of the board of directors, a chief executive officer, a president/chief operating officer, such vice presidents as may be designated by the board of directors, a secretary, and a general counsel, each of whom shall be elected by the affirmative vote of two- thirds (2/3) of all directors, and who shall hold office at the pleasure of the board of directors for a term of one year and thereafter until their successors are elected and qualify. The board of directors may also choose such additional officers as they may deem desirable. The chairman of the board must be a member of the board of directors. The board of directors may combine any two offices in one person except the offices of president/chief operating officer and secretary. Any officer may be removed by the affirmative vote of two-thirds (2/3) of all directors.

     (b) The chairman of the board shall preside at all meetings of the directors and shareholders, and shall be ex-officio member of all standing committees of the board of directors, unless precluded by conflict of interest, including but not limited to conflicts specified in corporate governance guidelines as adopted by the board of directors; provided, however, that if the chairman of the board also serves as the chief executive officer, he shall not be a member of the Compensation and Human Resources Committee. He shall perform all such other duties as are incident to his office or properly required of him by the board of directors, or as specified

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in corporate governance guidelines as adopted by the board of directors, including scheduling and setting agendas for board meetings, serving as primary representative of the board with the chief executive officer, and monitoring and evaluating the chief executive officer's performance. If the chairman is also the chief executive officer, he will discharge the duties and responsibilities of that position in addition to those responsibilities of the chairman, unless precluded by conflict of interest, including but not limited to conflicts specified in corporate governance guidelines as adopted by the board of directors.

     SECTION 2. Chief Executive Officer. The chief executive officer shall be the principal officer of the corporation and shall have general supervision of the affairs of the corporation. He shall be primarily responsible for implementing policies of the board of directors and conducting the business of the corporation. He shall make reports to the board of directors and shareholders, and shall perform all such other duties as are incident to his office or are properly required of him by the board of directors. The chief executive officer may also serve as the chairman of the board of directors and/or president/chief operating officer.

     SECTION 3. President/Chief Operating Officer. The president/chief operating officer shall have certain duties and supervise specific affairs of the corporation as properly required of him by the board of directors from time to time. He shall exercise the functions of the chief executive officer in the absence or disability of the chief executive officer, unless and until the board of directors designates another person to assume such functions.

     SECTION 4. Vice-President. The vice-presidents, which may include an executive vice- president, shall have such powers and discharge such duties as may be assigned to them from time to time by the board of directors.

     SECTION 5. Secretary. The secretary shall issue notices for all meetings, except that the notice for special meetings of directors called at the request of the required two-thirds (2/3) members as provided in Section 6, Article III, may be issued by such directors, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to his office, or are properly required of him by the board of directors.

     SECTION 6. General Counsel. The general counsel, subject to the supervision of the board of directors, shall be responsible for all matters of legal import.

     SECTION 7. Failure to Act. In the case of absence or inability or failure to act of any officer of the corporation and of any person herein authorized to act in his place, the board of directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select in either case by the affirmative vote of two- thirds (2/3) of all directors.

     SECTION 8. Vacancies. Vacancies in any office arising from any cause may be filled by the directors at any regular or special meeting by the affirmative vote of two-thirds (2/3) of all directors.

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

     SECTION 9. Other Officers. The board of directors may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

     SECTION 10. Salaries. The salaries of all officers of the corporation shall be fixed by the board of directors.

     SECTION 11. Bonds. The board of directors may by resolution require any or all of the officers to give bonds to the corporation with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the board of directors. The premiums and other cost of such bonds may be paid by the corporation.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, companies or other depositories as the board of directors may select.

             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. Certificates for Shares. Shares shall be represented by certificates. Certificates representing shares of the corporation shall be in such form as shall be determined by the board of directors. At a minimum, each share certificate must state on its face (1) the name of the corporation and that the corporation is organized under the law of the State of Mississippi; (2) the name of the person to whom issued; and (3) the number and class of shares and the designation of the series, if any, the certificate represents. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the board of directors

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

to determine variations for future series) must be summarized on the front or back of each certificate or the corporation must furnish the shareholder this information on request in writing and without charge.

     SECTION 2. Certificates for Shares Signed. Each share certificate must be signed (either manually or in facsimile) by the chief executive officer or a vice president and by the secretary or an assistant secretary or by such other officers designated in the bylaws or by the board of directors to do so, and may be sealed with the corporate seal. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

     SECTION 3. Certificates for Shares Numbered. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon terms and indemnity acceptable to the corporation.

     SECTION 4. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation (1) by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or (2) by his attorney authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares.

                          ARTICLE VII. INDEMNIFICATION

     SECTION 1. Definitions. In this article: (1) a reference to the "corporation" includes this corporation and any domestic or foreign predecessor entity of the corporation in a merger.

     (2) "director" or "officer" means an individual who is or was a director or officer, respectively, of the corporation or an individual who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A director shall be considered to be serving an employee benefit plan at the corporation's request if his duties to the corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. "Director" or "officer" includes, unless the context requires otherwise, the estate or personal representative of a director or officer.

     (3) "disinterested director" means a director who, at the time of a vote referred to in Article VII, Section 4 or a vote or selection referred to in
Article VII, Section 6, is not:

         (i)  a party to the proceeding; or

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

          (ii) an individual having a familial, financial, professional or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made.

     (4) "expenses" include counsel fees.

     (5) "liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

     (6) "official capacity" means: (i) when used with respect to a director, the office of director in the corporation; and (ii) when used with respect to an individual other than a director as contemplated in Article VII, Section 7, the office in the corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise.

     (7) "party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

     (8) "proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

     SECTION 2. Authority to Indemnify. (a) Except as provided in subsection
(d), the corporation shall indemnify any individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

          (1)  (i)   He conducted himself in good faith; and

               (ii)  He reasonably believed:

                        (A) In the case of conduct in his official capacity with the corporation, that his conduct was in its best interests of the corporation; and

                        (B) In all other cases, that his conduct was at least not opposed to the best interests of the corporation; and

               (iii) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or

          (2) He engaged in conduct which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

     (b) A director's conduct with respect to an employee benefit plan for a purpose he

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

reasonably believed to be in the interest of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(1)(ii)(B).

     (c) The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (d) Unless otherwise ordered by a court of competent jurisdiction, the corporation may not indemnify a director under this section:

          (1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under paragraph (a) of this section: or

          (2) In connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

     (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation shall be limited to reasonable expenses incurred in connection with the proceeding.

     (f) Indemnification for directors and officers of the corporation under this Article VII shall be to the fullest extent permitted by the Business Corporation Act of the State of Mississippi (the "MBCA"), as the same exists at the time of the adoption of these bylaws or may hereafter by amended (but only to the extent any such amendment permits the corporation to provide broader indemnification rights than the MBCA permitted the corporation to provide prior to such amendment.), subject to the limitation on advancement for expenses set forth in Section 4(d).

     SECTION 3. Mandatory Indemnification. The corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

     SECTION 4. Advance for Expenses. (a) The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse reasonable expenses incurred by a director who is a party to a proceeding because he is a director if he delivers to the corporation:

          (1) A written affirmation of his good faith belief that he has met the relevant standard of conduct described in Article VII, Section 2 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation; and

          (2) His written undertaking, to repay any funds advanced if he is not wholly successful, on the merits or otherwise, in his defense which would entitle him to mandatory

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

indemnification under Article VII, Section 3 and it is ultimately determined that he has not met the relevant standard of conduct described in Article VII,
Section 2.

     (b) The undertaking required by subsection (a)(2) of this section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

     (c) Determination and authorization of payments under this section shall be made in the manner specified in Article VII, Section 6.

     (d) No advancement for expenses shall be made under this Section 4 for expenses incurred by a director as a result of a direct action by the corporation against the director.

     SECTION 5. Court Ordered Indemnification. A director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction.

     SECTION 6. Determination and Authorization of Indemnification. (a) The corporation may not indemnify a director under Article VII, Section 2 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he has met the relevant standard of conduct set forth in Article VII, Section 2.

     (b) The determination shall be made:

              (1) If there are two (2) or more disinterested directors, by the board of directors by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two (2) or more disinterested directors appointed by such a vote;

              (2) By special legal counsel:

                     (i) Selected in the manner prescribed in subdivision (1) above; or

                     (ii) If there are fewer than two (2) disinterested directors elected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

              (3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination; or

              (4) If there has been a change of control of the corporation (as defined in Section 11(a) of this Article), then in the manner provided in
Section 11 of this Article.

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

     (c) Authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two (2) disinterested directors, authorization of indemnification shall be made by those entitled under subsection (b)(2)(ii) of this section to select special legal counsel.

     (d) The corporation agrees to submit requests for indemnification or advancement of expenses to the board of directors of the corporation, Independent Legal Counsel (as defined in Section 11 of this Article) or to the shareholders of the corporation, as applicable, within a reasonable time after the director requests in writing that the corporation indemnify the director or advance expenses to him.

     SECTION 7. Indemnification of Officers, Employees and Certain Agents. (a) The corporation shall indemnify and advance expenses under this section to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation; to any employee who is a party to a proceeding because he is an employee of the corporation, and to any agent specifically designated to be indemnified by the board of directors of the corporation (a "designated agent") who is a party to a proceeding because he is an agent of the corporation:

          (1) To the same extent as a director is entitled to indemnification under this Article VII; and

          (2) If he is an officer, employee or designated agent, but not a director, to such further extent as may be provided by the articles of incorporation, bylaws, a resolution of the board of directors or contract except for (A) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or (B) liability arising out of conduct that constitutes (i) receipt by him of a financial benefit to which he is not entitled, (ii) an intentional infliction of harm on the corporation or shareholders, or (iii) an intentional violation of criminal law.

     (b) The provisions of subsection (a)(2), of this section shall apply to an officer, employee or designated agent who is also a director if the basis on which he is made a party to the proceeding is an act or omission solely as an officer.

     (c) An officer, employee or designated agent of the corporation who is not a director is entitled to mandatory indemnification under Article VII, Section 3, and may apply to a court under Article VII, Section 5, for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses under those Sections.

     SECTION 8. Right of Corporation to Insure. The corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by him in that capacity or arising from his status as a director or officer,

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

whether or not the corporation would have power to indemnify or advance expenses to him against the same liability under Article VII, Sections 2 or 3, or applicable law.

     SECTION 9. Right to Bring Action to Enforce. If a claim for indemnification or advancement of expenses which is required to be made by the corporation under this Article VII or applicable law is not paid in full by the corporation within 90 days after a written claim has been received by the corporation, the director, officer, employee or designated agent (each, an "indemnitee") making such claim may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action that the indemnitee has not met the standards of conduct which make it permissible under this Article VII or the laws of the State of Mississippi for the corporation to indemnify the indemnitee for the amounts claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel, Independent Counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee shall be proper in the circumstances because he has met the applicable standard of conduct set forth under this Article VII or the laws of the State of Mississippi, nor an actual determination by the corporation (including its board of directors, independent legal counsel, Independent Counsel, or its shareholders) that the indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the indemnitee had not met the applicable standard of conduct. This Article VII shall be deemed to grant each person who is entitled to indemnification hereunder rights against the corporation to enforce the provisions of this
Article VII, and any repeal or other modification of this Article or any repeal or modification of the MBCA or any other applicable law shall not limit any rights of indemnification then existing or arising out of events, acts, omissions, circumstances occurring or existing prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this Article VII with regard to acts, omissions, events or circumstances occurring or existing prior to such repeal or modification.

     SECTION 10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article VII by the shareholders of the corporation shall not adversely affect any rights to indemnification and advancement of expenses existing pursuant to this Article VII with respect to any acts or omissions occurring prior to such repeal or modification.

     SECTION 11. Change of Control. (a) Following a change of control of the corporation (as defined in subsection (b) below), with respect to all matters arising out of acts, omissions or events concerning the rights of any person seeking indemnification under this Article VII, the determination as to the permissibility of indemnification and advancement of expenses shall be made by special legal counsel selected by such person and approved by the board of directors or

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

its committee in the manner described in Section 6 of this Article VII (which approval shall not be unreasonably withheld), which counsel has not otherwise performed services (other than in connection with similar matters) within the five years preceding its engagement to render such opinion for such person or for the corporation or any affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the corporation (whether or not they were affiliates when services were so performed) ("Independent Counsel"). Unless such person has theretofore selected Independent Counsel and such Independent Counsel has been approved by the corporation, legal counsel approved by a resolution or resolutions of the board of directors of the corporation prior to a change of control of the corporation shall be deemed to have been approved by the corporation as required. Such Independent Counsel shall determine as promptly as practicable whether and to what extent such person would be permitted to be indemnified under this Article VII and applicable law and shall render its written opinion to the corporation and such person to such effect. In making a determination under Section 6 of this Article VII, the special legal counsel and Independent Counsel referred to above shall determine that indemnification is permissible unless clearly precluded by this Article VII or the applicable provisions of the MBCA. The corporation agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Article VII or its engagement pursuant hereto.

     (b) For the purpose of this Article VII, references to "change of control of the corporation," shall mean (i) an acquisition by any person of forty-five percent (45%) or more of the corporation's voting shares; (ii) a merger in which the shareholders of the corporation before the merger own fifty 50 percent (50%) or less of the corporation's voting shares after the merger; (iii) shareholder approval of a plan of liquidation or to sell or dispose of all or substantially all of the assets of the corporation; and (iv) if, during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors together with any new director (other than a director designated by a person who has entered into an agreement with the corporation to effect a transaction described in clause (i), (ii) or (iii) of this paragraph) whose election by the board or nomination for election by the corporation's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the board of directors. Notwithstanding the foregoing, a change of control shall not be deemed to occur solely because forty-five percent (45%) or more of the then outstanding voting securities of the corporation are acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the corporation or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the corporation in the same proportion as their ownership of shares in the corporation immediately prior to such acquisition, nor shall a change of control be deemed to occur solely because of the transactions contemplated by the Agreement and Plan of Merger and Reorganization dated as of August 27, 1996, by and among Mississippi Chemical Corporation, MISS SUB, Inc., and First Mississippi Corporation.

     SECTION 12. Limitations on Indemnification. Notwithstanding anything contained in

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

this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 5 of this Article VII), the corporation shall not be obligated to indemnify any director, officer, employee or designated agent in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the board of directors of the corporation. In addition, there shall be no indemnification under this Article VII for any claims made by directors, officers, employees or agents of the corporation related to or arising out of any acts or omissions of those persons or other events occurring on or before October 30, 1996.

     SECTION 13. Severability. If this Article VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director, officer, employee or designated agent of the corporation as to liabilities incurred in connection with any proceeding, including an action by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article VII that shall not have been invalidated and to the full extent permitted by applicable law.

                              ARTICLE VIII. NOTICE

     SECTION 1. Generally. Notice shall be in writing unless oral notice is reasonable under the circumstances. Notice may be communicated in person, by telephone, telegraph, teletype or other form of wire or wireless communication, or by mail or private carrier. If these forms of personal notice shall be impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication.

     SECTION 2. Written Notice. (a) Written notice to shareholders, if in a comprehensible form, shall be effective when mailed, if mailed postpaid and correctly addressed to the shareholder's address as shown in the corporation's current record of shareholders.

     (b) Except as provided above with respect to notice to shareholders, written notice, if in a comprehensible form, shall be effective at the earliest of the following:

              (1)  When received;

              (2) Five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed;

              (3) On the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

     SECTION 3. Oral Notice. Oral notice shall be effective when communicated if communicated in a comprehensible manner.

     SECTION 4. Applicable Law. If applicable law prescribes notice requirements for particular circumstances, those requirements govern. If the articles of incorporation or other provisions of these bylaws prescribe notice requirements, not inconsistent with this section or

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

other provisions of applicable law, those requirements govern.

                 ARTICLE IX. WAIVER OF NOTICE; ASSENT TO ACTIONS

     SECTION 1. Generally. Unless otherwise provided by law, a shareholder or director of the corporation may waive any notice required by applicable law, the articles of incorporation or these bylaws, before or after the date and time stated in the notice. Except as provided below, the waiver must be in writing, signed by the shareholder or director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

     SECTION 2. Attendance as Waiver. (a) A director's attendance at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     (b) A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken shall be deemed to have assented to the action taken unless: (1) he objects at the beginning of the meeting (or promptly upon his arrival) to holding it or transacting business at the meeting; (2) his dissent or abstention from the action taken shall be entered in the minutes of the meeting; or (3) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting. The right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

                             ARTICLE X. FISCAL YEAR

     Commencing January 1, 1997, the fiscal year of the corporation shall begin on January 1 and end on December 31 in each year.

                            ARTICLE XI. DISTRIBUTIONS

     The board of directors may authorize and the corporation may make distributions to its shareholders, subject to restriction by the articles of incorporation and applicable law.

                           ARTICLE XII. CORPORATE SEAL

     The board of directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal."

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

                            ARTICLE XIII. AMENDMENTS

     Unless applicable law reserves this power exclusively to the shareholders in whole or part, the corporation's board of directors may amend or repeal these bylaws and adopt new bylaws at any regular or special meeting of the board of directors.

     ADOPTED this thirtieth day of October, 1996, and amended on the twenty-fourth day of November, 1998, and amended on the twenty-first day of May, 2002.

                                         BY: /s/ James L. McArthur
                                             ---------------------
                                                 James L. McArthur
                                         TITLE: Corporate Secretary

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